Exhibit 4.3

EXECUTION COPY

U.S. CONCRETE, INC.

$200,000,000

8 3/8 % Senior Subordinated Notes Due 2014

Purchase Agreement

New York, New York

March 26, 2004

Citigroup Global Markets Inc.

Banc of America Securities LLC

As Representatives of the Initial Purchasers

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

U.S. Concrete, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), proposes to issue and sell to the several parties named in Schedule I hereto (collectively, the “Initial Purchasers”), for whom you (the “Representatives”) are acting as representatives $200,000,000 principal amount of its 8 3/8 % Senior Subordinated Notes Due 2014 (the “Notes,” and together with the Guarantees (as defined below), the “Securities”) as set forth in this purchase agreement (this “Agreement”). The Securities are to be issued under an indenture (the “Indenture”), to be dated as of the Closing Date, between the Company, the Guarantors (as defined below) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The holders of the Securities will have the benefit of a registration rights agreement (the “Registration Rights Agreement”), to be dated as of the Closing Date, between the Company, the Guarantors and the Initial Purchasers, pursuant to which the Company and the Guarantors have agreed to register a new series of notes (the “Exchange Notes”) and related guarantees (the “Exchange Guarantees,” and, together with the Exchange Notes, the “Exchange Securities”) under the Act subject to the terms and conditions therein specified. Pursuant to the Registration Rights Agreement, the Exchange Securities will be offered in exchange for the Securities. The Notes will be unconditionally guaranteed (the “Guarantees”) by the Company’s existing direct and indirect domestic subsidiaries set forth on the signature page hereto (the “Guarantors”). The terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 17 hereof.

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated March 17, 2004 (as amended or supplemented at the date thereof, the “Preliminary Memorandum”), and a final offering memorandum, dated

March 26, 2004 (as amended or supplemented through the date hereof, the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers as contemplated therein.

1. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, represent and warrant to each Initial Purchaser as set forth below in this Section 1.

(a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof and on the Closing Date the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantors make no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any of the Initial Purchasers through the Representatives specifically for inclusion therein.

(b) None of the Company, the Guarantors, any of their respective Affiliates, or any person acting on behalf of any of them (provided that the Company and the Guarantors make no representation with respect to the actions of the Initial Purchasers or any of their Affiliates) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities under the Act.

(c) None of the Company, the Guarantors, any of their respective Affiliates, or any person acting on behalf of any of them (provided that the Company and the Guarantors make no representation with respect to the actions of the Initial Purchasers or any of their Affiliates) has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities or (ii) engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of the Company, the Guarantors, their respective Affiliates and each person acting on behalf of any of them (provided that the Company and the Guarantors make no representation with respect to the actions of the Initial Purchasers or any of their Affiliates) has complied with the offering restrictions requirement of Regulation S.

(d) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(e) Assuming the accuracy of the representations and warranties of the Initial Purchasers made in or pursuant to this Agreement, compliance by the Initial Purchasers with the agreements contained herein, compliance by the Initial Purchasers with the offering and transfer procedures described in the Final Memorandum, the accuracy of the representations and warranties made in accordance with the Final Memorandum by the investors to whom the Initial Purchasers initially resell securities and receipt by the investors to whom the Initial Purchasers initially sell securities of copies of the Final Memorandum prior to the effectiveness of such resale, no registration under the Act is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein and in the Final Memorandum.

(f) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will not be, an “investment company” as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company’s securities.

(g) The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. All reports that have been filed by the Company with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act and the rules and regulations thereunder complied in all material respects, when so filed, as to form with the Exchange Act and the rules and regulations of the Commission thereunder and when filed did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(h) None of the Company, the Guarantors, or any of their respective Affiliates has paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated in this Agreement).

(i) None of the Company, the Guarantors or any of their respective Affiliates has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) Each of the Company and the Guarantors has been duly incorporated and is validly existing as a corporation, limited liability company or partnership in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business and is in good standing under the laws of each jurisdiction that requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”). Except as set forth on Exhibit A hereto, the Company has no subsidiaries other than the Guarantors.

(k) All the outstanding shares of capital stock or ownership interests of the Company and the Guarantors have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, all outstanding shares of capital stock or ownership interests of the Guarantors are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance, except any security interest, claim, lien or encumbrance created by or under, or relating to, that certain credit agreement, dated as of March 12, 2004, by and among the Company, Citicorp North America, Inc., as administrative agent, and the several banks and other financial institutions or entities from time to time parties thereto, including any notes, collateral documents, letters of credit and documentation and guarantees and any appendices, exhibits, schedules to any of the preceding and except any liens with respect to the payment of taxes, assessments or governmental charges in each case (i) that are not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by generally accepted accounting principles or (ii) in respect of which the aggregate liability of such entity does not exceed $250,000 at any time.

(l) The statements in the Final Memorandum under the headings “Certain Relationships and Related Transactions,” “Description of Other Indebtedness,” “Description of the Notes,” and “Certain United States Federal Income Tax Considerations” fairly summarize the matters therein described.

(m) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors; the Indenture has been duly authorized by the Company and each of the Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company and each of the Guarantors, will constitute a legal, valid and binding instrument enforceable against the Company and each of the Guarantors in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (whether considered in a proceeding at law or in equity)); the Securities and the Exchange Securities have been duly authorized by the Company and each of the Guarantors, and, in the case of the Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, and in the case of the Exchange Securities, when issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to the holders of the Securities in exchange therefor as contemplated by the Registration Rights Agreement, such Securities and Exchange Securities will have been duly executed and delivered by the Company and each of the Guarantors and will constitute the legal, valid and binding obligations of the Company and each of the Guarantors entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (whether considered in a proceeding at law or in equity)); and the Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, when executed and delivered by the Company and each of the Guarantors, will constitute the legal, valid, binding and enforceable instrument of the Company and each of the Guarantors (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (whether considered in a proceeding at law or in equity)), provided that no representation is made with respect to Section 6 thereof.

(n) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, in the Indenture or in the Registration Rights Agreement, except such as may be required under the securities or blue sky laws of any jurisdiction in which the Securities are offered and sold and, in the case of the Registration Rights Agreement, such as may be required by federal and state securities laws and the Trust Indenture Act with respect to the Company’s obligations thereunder.

(o) None of the execution and delivery of the Indenture, this Agreement or the Registration Rights Agreement, the issuance and sale of the Securities or the Exchange Securities, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment by the Company and each of the Guarantors of the terms hereof or thereof will conflict with or result in a breach or violation of: (i) the charter or by-laws of the Company or any of the Guarantors; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of the Guarantors is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of the Guarantors or any of their respective properties, except in the case of clauses (ii) and (iii) above, such violations or defaults that would not have (x) a Material Adverse Effect or (y) a material adverse effect upon the transactions contemplated herein or any Initial Purchaser.

(p) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Final Memorandum present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein or in the notes thereto) and the selected financial data set forth under the caption “Selected Consolidated Financial Data” in the Final Memorandum fairly present, on the basis stated in the Final Memorandum, the information included therein.

(q) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Guarantors or their respective properties is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance by the Company and the Guarantors of their obligations under this Agreement, the Indenture or the Registration Rights Agreement, or the consummation of any of the transactions contemplated hereby or thereby, or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(r) Each of the Company and the Guarantors owns or leases all such properties as are necessary to the conduct of their respective operations as presently conducted.

(s) Neither the Company nor any of the Guarantors is in violation or default of (i) any provision of its charter or bylaws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of the Guarantors of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of the Guarantors or any of their respective properties, as applicable, except in the case of clauses (ii) and (iii) above, such violations or defaults that would not have (x) a Material Adverse Effect or (y) a material adverse effect upon the transactions contemplated hereby.

(t) PricewaterhouseCoopers, LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to certain audited consolidated financial statements included in the Final Memorandum, are independent public accountants with respect to the Company within the meaning of the Act.

(u) No labor problem or dispute with the employees of the Company or any of the Guarantors exists or to the knowledge of the Company or the Guarantors, is threatened or imminent, and none of the Company or the Guarantors is aware of any existing or imminent labor disturbance by the employees of any of the Company’s or any Guarantor’s principal suppliers, contractors or customers, except as would not have a Material Adverse Effect, and except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(v) The Company and the Guarantors are insured by recognized and, to the knowledge of the Company and the Guarantors, financially responsible insurers against such losses and risks and in such amounts as are adequate and customary in the businesses in which they are engaged; all material existing policies of insurance and fidelity or surety bonds insuring the Company, the Guarantors or any of their respective subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and the Guarantors are in compliance with the terms of their respective insurance policies, except where the failure to so comply would not have a Material Adverse Effect; there are no material claims by the Company or any of the Guarantors under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of the Guarantors has been refused any insurance coverage sought or applied for since January 1, 2003; and neither the Company nor any of the Guarantors has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary or appropriate to continue its business at a cost that would not have a Material Adverse Effect except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(w) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(x) The Company and the Guarantors possess all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses as now operated by them, except where the failure to possess such licenses, certificates, permits or other authorizations would not have a Material Adverse Effect, and neither the Company nor any of the Guarantors has received any notice of pending proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(y) The Company maintains a system of disclosure controls and procedures sufficient to: (i) ensure that material information relating to the Company and its consolidated subsidiaries is appropriately disclosed to the Company’s executive officers by others within those entities, particularly during the period in which a consolidated financial report is being prepared; (ii) evaluate the effectiveness of such disclosure controls and procedures and present in such consolidated financial report its conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by such report based on such evaluation; and (iii) disclose in such report any change in the Company’s internal control over financial reporting on a consolidated basis that occurred during its most recent fiscal quarter (or its fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting on a consolidated basis.

(z) None of the Company or the Guarantors has taken any action or omitted to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000 (the “FSMA”). The Company and the Guarantors have been informed of the guidance relating to stabilization provided by the Financial Services Authority, in particular in Section MAR 2 Annex 2G of the Financial Services Handbook.

(aa) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply, in all material respects with the applicable provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations of the Commission promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(bb) Immediately after the consummation of the offering, the fair value and present fair saleable value of the assets of the Company and the Guarantors will exceed the sum of their stated liabilities and identified contingent liabilities (on a combined basis). The Company and the Guarantors are not, nor will the Company and the Guarantors (on a combined basis) be, after giving effect to the execution, delivery and performance of this Agreement, the Indenture, the Securities, the Registration Rights Agreement and the Credit Agreement and the consummation of any other of the transactions herein or therein contemplated, (A) left with unreasonably small capital with which to carry on their business as proposed to be conducted, (B) unable to pay their debts (contingent or otherwise) as they mature or (C) otherwise insolvent.

(cc) The statistical and market-related data included in the Final Memorandum are based on or derived from sources that the Company and the Guarantors believe to be reliable and accurate.

(dd) The exhibits filed with the Company’s Form 10-K for the fiscal year ended December 31, 2003 are the only material indentures, contracts, leases, mortgages, deeds of trust, note agreements, loan agreements or other agreements, obligations, conditions, covenants or instruments to which the Company and the Guarantors are a party or bound or to which their respective properties is subject.

(ee) The only jurisdictions in which the Company and each of the Guarantors are required to be qualified to do business as a result of the conduct of their respective operations, other than the jurisdiction in which the Company and each Guarantor are incorporated or formed, are set forth opposite the Company’s and such Guarantor’s name in Exhibit B.

Any certificate signed by any officer of the Company or any of the Guarantors and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or the Guarantors, as to matters covered thereby, to each Initial Purchaser.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Guarantors agree to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company and the Guarantors, at a purchase price of 97.25 % of the principal amount thereof, plus accrued interest, if any, from March 31, 2004 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on March 31, 2004, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Offering by Initial Purchasers. (a) Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

(b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company and the Guarantors that:

(i) it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the Closing Date except:

(A) to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act) or

(B) in accordance with Rule 903 of Regulation S;

(ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;

(iii) in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A;

(iv) neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

(v) it has not entered and will not enter into any contractual arrangement with any distributor (within the meaning of Regulation S) with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company;

(vi) it and its Affiliates have complied and will comply with the offering restrictions requirement of Regulation S;

(vii) at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii)

otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S (or Rule 144A if available) under the Act. Terms used in this paragraph have the meanings given to them by Regulation S.”

(viii) it has not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

(ix) it has complied and will comply with all applicable provisions of the FSMA) with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom;

(x) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Securities, in circumstances in which section 21(1) of the FSMA does not apply to the Company; and

(xi) it is an “accredited investor” (as defined in Rule 501(a) of Regulation D).

5. Agreements. The Company and the Guarantors, jointly and severally, agree with each Initial Purchaser that:

(a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

(b) The Company will not amend or supplement the Final Memorandum without the prior written consent of the Representatives (which consent shall not be unreasonably withheld or delayed).

(c) If at any time after the date hereof and prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Representatives of any such event; (ii) prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(d) The Company and the Guarantors will arrange, if reasonably necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company or the Guarantors be obligated to qualify to do business in any jurisdiction where they are not now so qualified or to take any action that would subject them to the imposition of any tax or to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where they are not now so subject. The Company and the Guarantors will promptly advise the Representatives of the receipt by the Company or the Guarantors of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e) For a period of two years after the Closing Date, the Company and the Guarantors will not, and will not permit any of their respective Affiliates to, resell any Securities that constitute “restricted securities” under Rule 144 that have been acquired by any of them.

(f) None of the Company, the Guarantors, any of their Affiliates, or any person acting on behalf of any of them will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

(g) None of the Company, the Guarantors, any of their Affiliates, or any person acting on behalf of any of them will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States and none of the Company, the Guarantors or their Affiliates, or any person acting on behalf of any of them will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. To the extent applicable, terms used in this paragraph have the meanings given to them by Regulation S.

(h) So long as any of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company and the Guarantors will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(i) The Company will cooperate with the Representatives and use its best efforts to permit the Securities and the Exchange Securities to be eligible for clearance and settlement through The Depository Trust Company.

(j) None of the Company, the Guarantors, or any of their respective subsidiaries will, for a period of 90 days following the Execution Time, without the prior written consent of Citigroup, offer, sell or contract to sell, or otherwise dispose of any debt securities issued or guaranteed by any of them (other than the Securities, the Exchange Securities, or the Company’s 12% Senior Subordinated Notes due 2010).

(k) None of the Company, the Guarantors or any of their respective Affiliates will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(l) The Company agrees to pay the costs and expenses relating to the following matters: (i) the Company’s costs in connection with the preparation of the Indenture and the Registration Rights Agreement, the issuance of the Securities and the Exchange Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the Preliminary Memorandum and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities and the Exchange Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(d) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (viii) admitting the Securities for trading in the PORTAL Market; (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xi) all other costs and expenses incident to the performance by the Company and the Guarantors of their respective obligations hereunder. It is understood, however, that except as provided in this section and in Section 8, each Initial Purchaser will pay all of its costs and expenses, including fees and disbursements of its counsel and transfer taxes payable on resale of any of the Securities by it.

(m) The Company will, for a period of twelve months following the Execution Time, furnish to the Representatives (i) all reports or other communications (financial or other) generally made available to stockholders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and generally made available to the public and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to stockholders).

(n) The Company and the Guarantors will not take any action or omit to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the FSMA.

(o) The Company and the Guarantors will apply the net proceeds from the sale of the Securities to be sold by it hereunder substantially in accordance with the description set forth in the Final Memorandum under the caption “Use of Proceeds.”

6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors contained herein at the Execution Time and the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date)), to the accuracy of the statements of the Company and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their respective obligations hereunder and to the following additional conditions:

(a) Baker Botts L.L.P., counsel for the Company and the Guarantors, shall have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

(i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum;

(ii) the Securities conform in all material respects to the description thereof contained in the Final Memorandum;

(iii) the Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (except as that enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect, general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and any implied covenants of good faith and fair dealing); the Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute legal, valid, binding and enforceable obligations of the Company and (subject to the assumptions stated in such opinion) each of the

Guarantors entitled to the benefits of the Indenture (except as that enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect, general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and any implied covenants of good faith and fair dealing); the Exchange Securities have been duly authorized by the Company and, when issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to the holders of the Securities in exchange therefor as contemplated by the Registration Rights Agreement, will constitute legal, valid, binding and enforceable obligations of the Company and (subject to the assumptions stated in such opinion) each of the Guarantors entitled to the benefits of the Indenture (except as that enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect, general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and any implied covenants of good faith and fair dealing); the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Initial Purchasers, constitutes the legal, valid, binding and enforceable instrument of the Company (except as that enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect, general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and any implied covenants of good faith and fair dealing) provided that no opinion is expressed with respect to Sections 6 and 8 thereof; and the statements set forth under the headings “Description of the Notes” and “Exchange Offer; Registration Rights” in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Securities, the Indenture and the Registration Rights Agreement, provide a fair summary in all material respects of such provisions;

(iv) such counsel does not know of (a) any pending or threatened legal or governmental proceedings with respect to the Company that, in such counsel’s judgment, are of a character that would be required to be disclosed in a prospectus if the Company were to file a Form S-1 registration statement under the Act and that are not disclosed in the Final Memorandum (or any amendment or supplement thereto) or (b) any agreement, contract, indenture, lease or other instrument that, in such counsel’s judgment, are of a character that would be required to be described or referred to in a prospectus if the Company were to file a Form S-1 registration statement under the Act and that are not disclosed in the Final Memorandum (or any amendment or supplement thereto);

(v) the statements in the Final Memorandum under the headings “Description of Other Indebtedness,” and “Certain United States Federal Income Tax Considerations” fairly summarize the matters therein described;

(vi) this Agreement has been duly authorized, executed and delivered by the Company;

(vii) no consent, approval, or authorization of, or filing with, any United States, Texas, Delaware or New York court or governmental agency or body is required in connection with the transactions contemplated herein, in the Indenture or in the Registration Rights Agreement, except such as may be required under the blue sky or securities laws of any jurisdiction in which the Securities are offered or sold (as to which such counsel need express no opinion beyond that set forth in paragraph (ix) below), and except such as may be required by federal and state securities laws with respect to the transactions contemplated by the Registration Rights Agreement and such other approvals (specified in such opinion) as have been obtained; and to the knowledge of such counsel, no order of any United States, Texas, Delaware or New York court or governmental agency or body is required in connection with the transactions contemplated herein, in the Indenture or in the Registration Rights Agreement, except such as may be required under the blue sky or securities laws of any jurisdiction in which the Securities are offered or sold (as to which such counsel need express no opinion beyond that set forth in paragraph (ix) below), and except such as may be required by federal and state securities laws with respect to the transactions contemplated by the Registration Rights Agreement and such other approvals (specified in such opinion) as have been obtained;

(viii) neither the execution and delivery of the Indenture, this Agreement or the Registration Rights Agreement, the issuance and sale of the Securities or the Exchange Securities, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with or result in a breach or violation: (i) the charter or by-laws of the Company; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject and which has been filed as an exhibit to the Company’s Form 10-K filed with the Commission for the fiscal year ended December 31, 2003; (iii) any statute, law, rule or regulation applicable to the Company of any governmental body, agency or court having jurisdiction over the Company or any of its properties; or (iv) any judgment, order or decree, of which such counsel is aware, applicable to the Company of any governmental body, agency or court having jurisdiction over the Company or any of its properties; except in the case of clause (iii) or (iv), for any such breach or violation as would not reasonably be expected to have a Material Adverse Effect;

(ix) assuming the accuracy of the representations and warranties made in or pursuant to this Agreement and compliance by the Company and each Initial Purchaser with the agreements contained herein (without regard to the representation of the Company set forth in Section 1(e)), compliance by each Initial Purchaser with the offering and transfer procedures described in the Final Memorandum, the accuracy of the representations and warranties made in accordance with the Final Memorandum by the investors to whom you initially resell securities and receipt by the investors to whom you initially sell securities of copies of the Final Memorandum prior to the effectiveness of such resale, no registration under the Act, and no qualification of the Indenture under the Trust Indenture Act, is required for the sale and delivery of the Securities by the Company and the Guarantors to the Initial Purchasers or the offer and sale by the Initial Purchasers of the Securities in the manner contemplated herein and in the Final Memorandum, it being understood that no opinion is expressed in this paragraph as to any subsequent resale of any security or as to the Exchange Securities; and

(x) the Company and the Guarantors are not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will not be an “investment company” as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company’s or the Guarantors’ securities.

Such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, your representatives and your counsel at which conferences the contents of the Final Memorandum and related matters were discussed, and although they did not independently verify the information in the Final Memorandum and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except to the extent set forth in paragraphs (iii) and (v) above), such counsel shall advise you that, on the basis of the foregoing (relying as to materiality to a large extent upon officers and other representatives of the Company), no facts have come to such counsel’s attention which lead such counsel to believe that the Final Memorandum, as of the date hereof or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements, the notes thereto and the auditors’ report thereon, and the other accounting and financial data included therein or omitted therefrom, as to which such counsel need express no opinion).

In giving the foregoing opinions, such counsel may rely on certificates of representatives of the Company and the Guarantors and of public officials, as well as the representations and warranties contained in this Agreement, with respect to the accuracy of the factual matters contained therein, and may state that the opinions assume the genuineness of all signatures, the conformity to authentic, original documents of all documents submitted to such counsel as certified or photostatic copies and the authenticity of all documents submitted to such counsel as originals.

In the opinions set forth above, such counsel may state that with respect to paragraphs (iv), (vii) and (viii), phrases such as “to the knowledge of such counsel,” “known to such counsel,” “of which such counsel is aware” and those with equivalent wording refer to the conscious awareness of information by the lawyers of such counsel’s law firm who have prepared the opinion, signed the letter or been actively involved in assisting and advising the Company in connection with the preparation of the Final Memorandum and the execution and delivery of this Agreement without any independent investigation.

In giving the foregoing opinions, such counsel may further state that, except where otherwise expressly stated, the opinions expressed are based on and are limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware, and the laws of the State of New York, in each case as currently in effect. References to the Final Memorandum in this Section 6(a) include any amendment or supplement thereto at the Closing Date.

(b) The Company shall have requested and caused the Vice President, General Counsel and Corporate Secretary of the Company to furnish to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

(i) each of Guarantors has been duly incorporated or formed and is validly existing as a corporation, limited liability company or partnership in good standing under the laws of the jurisdiction in which it is chartered or organized, with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum, and each of the Company and the Guarantors is duly qualified to do business and is in good standing under the laws of the jurisdictions set forth opposite the Company’s and such Guarantor’s name in Exhibit B;

(ii) all the outstanding shares of capital stock or ownership interests of the Company and each of the Guarantors have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise disclosed in the Final Memorandum, all outstanding shares of capital stock or ownership interests of the Guarantors are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interest, claim, lien or encumbrance, except any security interests, claims, liens and encumbrances created by or under, or relating to, that certain credit agreement, dated as of March 12, 2004, by and among the Company, Citicorp North America, Inc., as Administrative Agent, and the several banks and other financial institutions or entities from time to time thereto and except any liens with respect to the payment of taxes, assessments or governmental charges in each case (i) that are not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by generally accepted accounting principles or (ii) in respect of which the aggregate liability of such entity does not exceed $250,000 at any time;

(iii) the Indenture has been duly authorized, executed and delivered by each of the Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a legal, valid and binding instrument enforceable against each of the Guarantors in accordance with its terms (except as that enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect, general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and any implied covenants of good faith and fair dealing); the Securities have been duly authorized by each of the Guarantors and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute legal, valid, binding and enforceable obligations of each of the Guarantors entitled to the benefits of the Indenture (except as that enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect, general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and any implied covenants of good faith and fair dealing); the Exchange Securities have been duly authorized by each of the Guarantors and, when issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to the holders of the Securities in exchange therefor as contemplated by the Registration Rights Agreement, will constitute legal, valid, binding and enforceable obligations of each of the Guarantors entitled to the benefits of the Indenture (except as that enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect, general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and any implied covenants of good faith and fair dealing); and the Registration Rights Agreement has been duly authorized, executed and delivered by each of the Guarantors and, assuming due authorization, execution and delivery thereof by the Initial Purchasers, constitutes the legal, valid, binding and enforceable instrument of each of the Guarantors (except as that enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and any implied covenants of good faith and fair dealing) provided that no opinion is expressed with respect to Sections 6 and 8 thereof;

(iv) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Guarantors or its or their property that is not adequately disclosed in the Final Memorandum, except in each case for such proceedings that would not singly or in the aggregate, have a Material Adverse Effect; and

(v) such counsel does not know of (a) any pending or threatened legal or governmental proceedings with respect to any of the Guarantors that would be required to be disclosed in a prospectus if the Company were to file a Form S-1 registration statement under the Act and that are not disclosed in the Final Memorandum (or any amendment or supplement thereto) or (b) any agreement, contract, indenture, lease or other instrument of a character that would be required to be described or referred to in a prospectus if the Company were to file a Form S-1 registration statement under the Act and that are not disclosed in the Final Memorandum (or any amendment or supplement thereto);

(vi) the statements in the Final Memorandum under the heading “Certain Relationships and Related Transactions” fairly summarize the matters therein described;

(vii) this Agreement has been duly authorized, executed and delivered by the Guarantors; and

(viii) neither the execution and delivery of the Indenture, this Agreement or the Registration Rights Agreement, the issuance and sale of the Securities or the Exchange Securities, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with or result in a breach or violation: (i) the charter or by-laws of the any of the Guarantors; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Guarantors is a party or bound or to which any of their property is subject and which has been filed as an exhibit to the Company’s Form 10-K filed with the Commission for the fiscal year ended December 31, 2003; (iii) any statute, law, rule or regulation applicable to any of the Guarantors of any governmental body, agency or court having jurisdiction over any of the Guarantors or any of their properties; or (iv) any judgment, order or decree, of which such counsel is aware, applicable to any of the Guarantors of any governmental body, agency or court having jurisdiction over any of the Guarantors or any of their properties; except in the case of clause (ii), (iii) or (iv), for any such breach or violation as would not have a Material Adverse Effect;

Such counsel shall state that he has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, your representatives and your counsel at which conferences the contents of the Final Memorandum and related matters were discussed, and although he did not independently verify the information in the Final Memorandum and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Final Memorandum, no facts have come to such counsel’s attention which lead such counsel to believe that the Final Memorandum, as of the date hereof or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements, the notes thereto and the auditors’ report thereon, and financial schedules and other accounting and financial data included or incorporated by reference therein, as to which such counsel need express no opinion).

In the opinions set forth above, such counsel may state that with respect to paragraphs (ii), (iv), (v) and (viii), phrases such as “to the knowledge of such counsel,” “known to such counsel,” “of which such counsel is aware” and those with equivalent wording refer to the conscious awareness of information by such counsel without any independent investigation.

In giving the foregoing opinions, such counsel may rely on certificates of representatives of the Company and the Guarantors and of public officials, as well as the representations and warranties contained in this Agreement, with respect to the accuracy of the factual matters contained therein, and may state that the opinions assume the genuineness of all signatures, the conformity to authentic, original documents of all documents submitted to such counsel as certified or photostatic copies and the authenticity of all documents submitted to such counsel as originals.

In giving the foregoing opinions, such counsel may further state that he is licensed to practice law only in the State of Texas, that with respect to any jurisdiction other than Texas or Delaware, such counsel assumes that the laws of such jurisdiction are the same as the laws of Texas, and that such counsel’s opinion is provided in his capacity as General Counsel of the Company and not in his individual capacity as an attorney. References to the Final Memorandum in this Section 6(b) include any amendment or supplement thereto at the Closing Date.

(c) The Representatives shall have received from Weil, Gotshal & Manges LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities and the Exchange Securities, the Indenture, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company and each Guarantor shall have furnished to the Representatives (i) a certificate of the Company signed by (x) the Chairman of the Board or the President and (y) the principal financial or accounting officer of the Company, and (ii) a certificate of each Guarantor signed by a duly authorized officer of such Guarantor, each dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

(i) the representations and warranties in this Agreement of the entity as to which such signatory is certifying are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date), and that entity has complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii) since the date of the most recent financial statements included in the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Guarantors and their respective subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(e) At the Execution Time and at the Closing Date, the Company shall have requested and caused PricewaterhouseCoopers LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, (i) confirming that they are independent accountants within the meaning of the Exchange Act and the applicable rules and regulations thereunder, (ii) stating, as of the date thereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Memorandum, as of a date not more than five days prior to the date thereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings. All references in this Section 6(e) to the Final Memorandum include any amendment or supplement thereto at the date of the applicable letter.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any change in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to above, is, in the sole judgment of the Initial Purchasers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(g) The Securities shall have been designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD and the Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Company, Baker Botts L.L.P., 910 Louisiana, Houston, Texas 77002, on the Closing Date.

7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Guarantor to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through Citigroup on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum, the Final Memorandum or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein; provided, further, that the foregoing indemnity agreement with respect to any Preliminary Memorandum shall not inure to the benefit of any Initial Purchaser from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Initial Purchaser, if a copy of the Final Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Initial Purchaser to such person at or prior to the written confirmation of the sale of the Securities to such person, and if the Final Memorandum (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Sections 5(a) and 5(c) hereof. This indemnity agreement will be in addition to any liability that the Company and the Guarantors may otherwise have.

(b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, the Guarantors, each of their respective directors and officers, and each person who controls the Company or any Guarantor within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantors to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company and the Guarantors by or on behalf of such Initial Purchaser specifically for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto. This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Company and the Guarantors acknowledge that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading “Plan of Distribution” (A) the third paragraph, (B) the 5th sentence of the tenth paragraph relating to market-making activities, and (C) the eleventh paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, that it is understood that the indemnifying party or parties shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. An indemnifying party will not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Guarantors and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company or any Guarantor and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Guarantors and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or a Guarantor on the one hand or by the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 8(d) are several in proportion to their respective purchase obligations hereunder and not joint. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company or a Guarantor within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and each officer and director of the Company and any Guarantor shall have the same rights to contribution as the Company and the Guarantors, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company or the Guarantors. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company, the Guarantors or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s common stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either of such exchange or the Nasdaq National Market; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

11. Indemnities to Survive. The respective agreements, indemnities and other covenants of the Company, the Guarantors or their respective officers and of the Initial

Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers, the Company, the Guarantors or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Company or any Guarantor, will be mailed, delivered or telefaxed to (713) 499-6205 and confirmed to it at 2925 Briarpark, Suite 500, Houston, Texas 77042, attention of the Legal Department with a copy, which shall not constitute notice hereunder, to Baker Botts L.L.P., attention: Ted Paris, 910 Louisiana, Suite 3000, Houston, Texas 77002, telefax (713) 229-7738.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

17. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Citigroup” shall mean Citigroup Global Markets Inc.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“PORTAL” shall mean the Private Offerings, Resales and Trading through Automated Linkages system of the NASD.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S” shall mean Regulation S under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

Very truly yours, U.S. CONCRETE, INC.

By:	/s/ Michael W. Harlan

Name: Michael W. Harlan
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

GUARANTORS: AFTM CORPORATION

By:	/s/ Cesar Monroy

Name: Cesar Monroy
Title: VP, Secretary & Treasurer

AMERICAN CONCRETE PRODUCTS, INC. ATLAS-TUCK CONCRETE, INC.

BEALL INDUSTRIES, INC.

BEALL MANAGEMENT, INC.

CENTRAL CONCRETE SUPPLY CO., INC. CENTRAL PRECAST CONCRETE, INC. EASTERN CONCRETE MATERIALS, INC. READY MIX CONCRETE COMPANY OF

        KNOXVILLE

SAN DIEGO PRECAST CONCRETE, INC. SIERRA PRECAST, INC.

SMITH PRE-CAST, INC.

SUPERIOR MATERIALS, INC.

TITAN CONCRETE INDUSTRIES, INC.

By:	/s/ Cesar Monroy

Name: Cesar Monroy
Title: VP, Secretary & Treasurer

BUILDERS’ REDI-MIX, LLC B.W.B., INC. OF MICHIGAN CENTRAL CONCRETE CORP. SUPERIOR CONCRETE MATERIALS, INC.

By:	/s/ Donald C. Wayne

Name: Donald C. Wayne
Title: Vice President, Secretary & Treasurer

SIGNATURE PAGE TO PURCHASE AGREEMENT

BEALL CONCRETE ENTERPRISES, LTD.

By:	BEALL MANAGEMENT, INC., its General Partner

	By:	/s/ Cesar Monroy

Name: Cesar Monroy
Title: Vice President & Treasurer

CONCRETE XXIX ACQUISITION, INC. CONCRETE XXX ACQUISITION, INC.

By:	/s/ Cesar Monroy

Name: Cesar Monroy
Title: Vice President & Treasurer

USC ATLANTIC, INC. USC MICHIGAN, INC.

By:	/s/ Michael W. Harlan

Name: Michael W. Harlan
Title: Vice President

USC GP, INC.

By:	/s/ Cesar Monroy

Name: Cesar Monroy
Title: President & Treasurer

USC MANAGEMENT CO., L.P.

By:	USC GP, INC., its General Partner

	By:	/s/ Cesar Monroy

Name: Cesar Monroy
Title: Vice President & Treasurer

WYOMING CONCRETE INDUSTRIES, INC.

By:	/s/ Eugene P. Martineau

Name: Eugene P. Martineau
Title: Vice President, Secretary & Treasurer

SIGNATURE PAGE TO PURCHASE AGREEMENT

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

Citigroup Global Markets Inc.

Banc of America Securities LLC

By: Citigroup Global Markets Inc.

By:	/s/ Whitner Marshall

Name: Whitner Marshall
Title: Director

For themselves and the other several

Initial Purchasers named in Schedule I

to the foregoing Agreement.

SIGNATURE PAGE TO PURCHASE AGREEMENT

SCHEDULE I

Initial Purchasers	Principal Amount of Securities to be Purchased

Citigroup Global Markets Inc.	$120,000,000

Banc of America Securities LLC.	$34,000,000

J.P. Morgan Securities Inc.	$30,000,000

BB&T Capital Markets, a division of Scott and Stringfellow, Inc.	$10,000,000

Comerica Securities, Inc.	$3,000,000

Hibernia Southcoast Capital, Inc.	$3,000,000

Total	$200,000,000

EXHIBIT A

Non-Guarantor Subsidiaries

USC LP, Inc.

Beall Investment Corporation, Inc.

EXHIBIT B

Foreign Qualifications of the Company and Guarantors

U.S. CONCRETE, INC.	Texas
AFTM CORPORATION	None
AMERICAN CONCRETE PRODUCTS, INC.	None
ATLAS-TUCK CONCRETE, INC.	None
BEALL INDUSTRIES, INC.	None
BEALL MANAGEMENT, INC.	None
CENTRAL CONCRETE SUPPLY CO., INC.	None
CENTRAL PRECAST CONCRETE, INC.	None
EASTERN CONCRETE MATERIALS, INC.	New York
READY MIX CONCRETE COMPANY OF KNOXVILLE	Tennessee
SAN DIEGO PRECAST CONCRETE, INC.	California
SIERRA PRECAST, INC.	None
SMITH PRE-CAST, INC.	Arizona
SUPERIOR MATERIALS, INC.	None
TITAN CONCRETE INDUSTRIES, INC.	Tennessee, Mississippi
BUILDERS’ REDI-MIX, LLC	Michigan
BWB, INC. OF MICHIGAN	Michigan
CENTRAL CONCRETE CORP.	New Jersey
SUPERIOR CONCRETE MATERIALS, INC.	Virginia, Maryland, Delaware
BEALL CONCRETE ENTERPRISES, LTD.	None
CONCRETE XXIX ACQUISITION, INC.	None
CONCRETE XXX ACQUISITION, INC.	None
USC ATLANTIC, INC.	New Jersey
USC MICHIGAN, INC.	Michigan
USC GP, INC.	Texas
USC MANAGEMENT CO., L.P.	None
WYOMING CONCRETE INDUSTRIES, INC.	Maryland